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                                                                   EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-97544 and 333-33294) of Microfield Group, Inc. of our report dated October 30, 2003 relating to the financial statements of Velagio, Inc. which appears in the Current Report on Form 8-K/A of Microfield Group, Inc. dated September 16, 2003.

/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Portland, Oregon
March 15, 2004

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